Exhibit 10.1
Project Construction Contract

Contact No.: LHGK-2010-007

Party A: Xi’an Hu County Yuxing Agriculture Technology Development Co., Ltd.

Party B:  Xi’an Kingtone Information Co., Ltd.

Signing Date:  August 10, 2010
Place of Signing:  Xi’an

NOW, THEREFORE, in consideration of the Contract Law of the People’s Republic of China, and through mutual friendly negotiation on issues in respect thereof, both Parties hereto enter into the agreement as follows (“Contract”):

Article 1   Project Overview

1.	Project Name: Sunlight Greenhouse Automation and Weak Electricity System
2.	Project Location: Yuxing Modern Agricultural Science & Technology Park, Hu County, Xi’an
3.	Project Duration: Within three months after the commencement of the Contract
4.	Scope:
Party B shall work on the 28 greenhouses located at Yuxing Modern Agricultural Science & Technology Park, Hu County, including the design and overall plan of an automation system, surveillance system (including greenhouse and road), background music system, surrounding protective system and integrated pipeline system; as well as purchase and construction of all the said systems.

Party B shall ensure that the system is reliable, complete and advanced to fulfill the user’s production requirements.
In terms of the technical requirements and material supply list, refer to the Project Proposal for details.

Article 2  Quality Assurance and Technical Requirements

1.	The systems and services provided by Party B shall comply with relevant national and industry specifications and requirements.
2.	All products supplied by Party B must be brand new, original, and without outside or inside defects.

Article 3.  Warranty and After-sale Services

1.	The warranty period is within 18 months since the acceptance of the goods or within 12 months since the acceptance of the project, whichever is earlier.
2.
In the course of the warranty period, party B shall maintain or replace the breakdown and damaged parts incurred by non-human factors free of charge. The damage or breakdown caused by human factors must be timely maintained or replaced by Party B on a paid basis.

3.	Beyond the guarantee period, Party B shall provide technical service and components on a paid basis.

Article 4  Fees and Method of Payment

1.	Contract Price: RMB 3.03 million, of which RMB 1.5 million for equipment (with a 17% Value Added Tax (“VAT”) invoice) and RMB 1.53 million for construction (with a construction invoice).
2.	Method of Payment
a)	Party A shall pay 40% of the total contract price, RMB 1,212,000, to Party B within five days upon the signing of the Contract.
b)	Party A shall pay 30% of the total contract price, RMB 909,000, to Party B within five days upon the acceptance of the main equipment.
c)	Party A shall pay 25% of the total contract price, RMB 757,500, to Party B within one month upon receiving the billing notice and inspection documents from Party B.
d)
Party A shall pay the remaining 5% of the total contract price in full, RMB 151,500, to Party B within 15 days upon receiving the billing notice from Party B, on the condition that there is no quality problem after the expiration of the guarantee period.

Article 5.   Place and Time of Installation

1.
Time: Party B shall deliver the goods, free of charge, to the place designated by Part A within the duration of the project per the Contract. Part B shall provide installation, testing, training, and technical support services to Party A.

2.
During installation, all imported products must have inspection certificates issued by Import and Export Commodities Inspection Department of the State; all domestic products must have factory certification.

3.	Place: as designated by Party A.

Article 6. Obligations of Both Parties

Party A’s Obligations
1)	Supply Part B with water, electricity, and temporary storage room, and construction site;
2)	Timely arrange the payment of the contract amount to Party B;
3)	Assist Party B to solve specific problems during the construction period;
4)	Fulfill its obligations under the Contract.

Party B’s Obligations
1)	Complete the construction in due time;
2)	Construct as per the drawings;
3)	Construct should proceed timely per the Contract;
4)	Construct per the engineering design, and in accordance with the relevant provisions issued by the State;
5)	Cooperate with the staff or delegate from Party A for regular inspection and testing.

Article 7.  Responsibilities of Both Parties

1.	Party A is responsible for all the losses, including economic loss, resulted in terms of breaching its obligations under the Contract.
2.	Party B is responsible for all the losses, including economic loss, resulted in terms of breaching its obligations under the Contract.

Article 8.   Delay of the Project

The starting date is as set and agreed upon by both parties, with a construction term of three months. Shall the following events happen, the project completion date will be postponed accordingly:
1)	Changes of construction scope resulting in the increase of workloads;
2)	Water or power failure affecting the construction, but no fault of Party B;
3)	Force majeure, natural disasters;
4)	Other factors in construction site which affect the construction progress;
5)	Party A’s failure to pay the construction fees per the Contract

Article 9  Force Majeure

The failure of either party to perform all or part of its obligations under the Contract due to force majeure shall not be deemed as a breach of Contract. The affected party shall notify the other party within ten days after the occurrence of such force majeure. After confirmed and verified by the local authority (above county level) of the said force majeure, the project can be postponed, be fully or partially performed between the parties hereto, and may be partly or fully exempted from its liabilities for breach of Contract.

Article 10 Inspection and Test Run

Party B shall timely provide the completion report to Party A after finishing the project.  Project completion date is set as the date when Party A signs the completion report. The month thereafter is the test run period. Following its expiration, if Party A has no rectification opinions, Part A shall conduct a quality assessment, check and accept the project within 15 days.

If Party A has rectification opinions, Party B shall conduct amendment accordingly to meet Party A’s requirements. Party A shall then redo the quality assessment and acceptance of the project within 15 days. Once the project meets the quality and acceptance standards, Party A may transact quality assurance procedures. Party B shall provide all relevant engineering documents to Party A.

Article 11   Technical Support and Services

1.	Once the systems are under construction, Party B shall dispatch professionals and technical personnel to guide the implementation in the different stages of construction to ensure proper progress.

2.	Party B shall strictly abide by the procedures and regulations to conduct installation and testing of the systems. Party B shall accept the inspections or supervision from Party A.

3.	Party B shall provide technical training to the personnel from Party A.

Article 12  After-sales services

Party B shall provide free maintenance services to Party A during the warranty period. After its expiration, Party B shall provide such services by charging Party A maintenance fee. Within the warranty period, Party B shall respond within 2 hours and dispatch the personnel to the site within 8 hours upon receiving Party A’s notification, and conduct free maintenance.

Article 13.   Liability for Breach of Contract

Party A shall bear the liability and compensate Party B with the liquidated damages, at ten thousandth of the total contract price, per day, in the event of failing to timely provide the necessary instructions, confirm, approve, and fulfill its obligations under the Contract, and failing to pay, or other conducts that hinder the contract to be carried out, etc.

Party B shall bear the liability and compensate Party A with the liquidated damages, at ten thousandth of the total contract price, per day, in the event of failing to timely provide the necessary instructions, confirm, approve, and fulfill its obligations under the Contract, failing to deliver timely, and other conducts that prevent the contract to be carried out.  Party B shall bear liability for the following issues: the equipment and technology provided by Party B does not meet the technical requirements; fails to deliver projects on time or in accordance with the quality and technical requirements as stipulated in the Contract; does not provide equipment warranty services.

Article 14  Alternation and Termination of the Contract

Unless otherwise specified under the Contract, no party can alter, terminate or cancel the Contract without consent from the other party.

If continuing to perform the Contract will damage the national and public interests, both parties should alter, suspend, or terminate the Contract. If both sides cannot reach a settlement on this issue, they shall solve the dispute according to Article 15 of this Contract.

Article  15  Miscellaneous

1.
The laws and regulations in the People’s Republic of China are applicable to the Contract. Any disputes arisen during the execution of the Contract herein shall be settled through friendly negotiation by the two parties. Otherwise, the disputes can be solved through arbitration by Xi'an Arbitration Commission;

2.	The Contract can be altered, added or adjusted upon written notice, and becomes effective upon signing and sealing by the two parties;
3.	The Contract shall have four copies, two copies for each party. The Contract shall enter into force upon signature or sealed by two parties.

Party A:	Party B
Xi’an Hu County Yuxing Agriculture	Xi’an Kingtone Information Co., Ltd (Seal)
Technology Development Co., Ltd. (Seal)
Address: North Xi’an Village,	Address: No.181 Taibai Road South,
Weifeng Town, Hu County	Borough A, Block A , 3rd floor, Xi’an
Xi’an, Shaanxi	Shaanxi

Legal Representative:	Legal Representative:
Appointed Representative: Qingqing Zhang	Appointed Representative: Peng Zhang
Telephone: 029-84999286	Telephone:029-88231591
Issuing Bank: SPD Bank Xi'an Branch	Issuing Bank: SPD Bank Xi'an Branch
in Xi’an High-tech Development Zone	in Xi’an High-tech Development Zone
Bank Account: 72040158000017563	Bank Account: 72040158000007060
Signing Date: August 10, 2010	Signing Date: August 10, 2010